UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 17, 2009

Date of Report (Date of earliest event reported)

JAZZ PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33500	05-0563787
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3180 Porter Drive, Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 496-3777

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 18, 2009, each of the employment agreements dated February 18, 2004, as amended (the “Employment Agreements”), between Jazz Pharmaceuticals, Inc. (the “Company”) and each of five senior executives, Bruce Cozadd (Executive Chairman), Samuel Saks (Chief Executive Officer), Robert Myers (President), Carol Gamble (Senior Vice President and General Counsel), and Janne Wissel (Senior Vice President and Chief Regulatory and Compliance Officer) (collectively, the “Senior Executives”) expired in accordance with their terms. The Employment Agreements contained provisions relating to salary, bonus and severance payments in the event of certain terminations of employment, including in connection with a change in control, as defined in the Employment Agreements. In the event that any of the Senior Executives was entitled to severance under the terms of his or her Employment Agreement, the severance payments were 24 months of salary, bonus and COBRA payments.

On February 17, 2009, the Board of Directors (the “Board”) of the Company approved an amendment and restatement of the Company’s Executive Change in Control and Severance Benefit Plan, which was originally effective on May 1, 2007 (the “Plan and, as so amended and restated, the “Amended Plan”) to include the Senior Executives in the Amended Plan and modify the severance payments for Senior Vice Presidents who were previously Vice Presidents and were therefore covered by the Plan as Vice Presidents. Prior to such amendment and restatement, only Vice Presidents were covered by the Plan, which provided severance payments equal to 12 months of salary, bonus and COBRA coverage if the covered employee’s job was terminated following a Change in Control (as defined in the Plan) and certain other conditions were met. Under the Amended Plan, in the event that an employee covered by the Amended Plan loses his or her job within 12 months following a Change in Control (as defined in the Amended Plan), and assuming all of the other conditions of the Amended Plan are met, the covered employee would be entitled to a cash severance payment equal to a specified number of months of salary and bonus as follows: 18 months for the Executive Chairman, Chief Executive Officer or President, 15 months for Senior Vice Presidents, and 12 months for Vice Presidents; payment of COBRA premiums for the same periods; and acceleration of the vesting and exercisability, and termination of any Company repurchase rights, with respect to outstanding options and other equity awards.

The foregoing description of the material terms of the Amended Plan does not purport to be a complete description of all of the provisions thereof and is qualified in its entirety by reference to the Amended Plan that will be filed as an exhibit to Jazz Pharmaceuticals’ Annual Report on Form 10-K for the year ended December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAZZ PHARMACEUTICALS, INC.

By:	/s/ Carol A. Gamble
Carol A. Gamble
Senior Vice President, General Counsel and Corporate Secretary

Date: February 20, 2009